Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of TAO Synergies Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report for the three months ended June 30, 2026 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2026	By:	/s/ Joshua N. Silverman
Joshua N. Silverman
Executive Chairman of the Board of Directors
(principal executive officer)

Date: August 13, 2026	By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer
(principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.